Exhibit 1.1
Execution Version
Essential Properties Realty Trust, Inc.
Common Stock, $0.01 Par Value per Share

Underwriting Agreement
February 17, 2026
BofA Securities, Inc.
Mizuho Securities USA LLC
Truist Securities, Inc.
Wells Fargo Securities, LLC
As representatives (“you” or the “Representatives”) of the several Underwriters named in Schedule I hereto,
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036
c/o Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020
c/o Truist Securities, Inc.
740 Battery Ave SE, 3rd Floor
Atlanta, Georgia 30339
c/o Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001
Ladies and Gentlemen:
Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), and Essential Properties, L.P., a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), each of Bank of America, N.A., Mizuho Markets Americas LLC, Truist Bank and Wells Fargo Bank, National Association (the “Forward Purchasers”) and each of BofA Securities, Inc., Mizuho Securities USA LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (the “Forward Sellers”) propose, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 10,869,565 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 1,630,434 additional shares (the “Optional Shares”) of common stock, $0.01 par value per share (“Common Stock”) of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof being collectively called the “Shares”). To the extent there are no additional underwriters listed on Schedule I, the term “Representatives” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.
The Firm Shares sold by the Forward Sellers are herein referred to as the “Borrowed Firm Shares.” The Optional Shares sold by the Forward Sellers are herein referred to as the “Borrowed Optional Shares.” The Borrowed Firm Shares and the Borrowed Optional Shares are herein referred to as the “Borrowed Shares.” The Borrowed Firm Shares and the Company Top-Up Firm Shares (as defined below) are herein referred collectively as the “Firm Shares.” Any Company Top-Up Firm Shares and any Company Top-Up Optional Shares (as defined below) are herein referred to as the “Company Shares.” The Shares are described in the Prospectus (as defined below). The shares of Common Stock issued, sold and/or delivered by the Company to a Forward Purchaser in settlement of all or any portion of the Company’s obligations under a Forward Sale Agreement are herein referred to as the “Confirmation Shares.”
References herein to the “Initial Forward Sale Agreements” are to the letter agreements, dated the date hereof, between the Company and the Forward Purchasers, relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Initial Forward Sale Agreements), of a number of shares of Common Stock equal to the number of Borrowed Firm Shares sold by the respective Forward Sellers to the Underwriters pursuant to this Agreement. References herein to the “Forward Sale Agreements” are to the Initial Forward Sale Agreements and/or the Additional Forward Sale Agreements (as defined below) as the context requires.
1.    The Company will contribute the net proceeds from any settlement of the Forward Sale Agreements and any issuance and sale of Company Shares to the Operating Partnership in exchange for interests in the Operating Partnership (“OP Units”). Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters, each of the Forward Purchasers and each of the Forward Sellers that:
(a)    An “automatic shelf registration statement” (as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”)) on Form S-3 (File No. 333-280265) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) no earlier than three years prior to the date hereof; such registration statement, and each post-effective amendment thereto, if any, each in the form heretofore delivered to you, became effective under the Act upon filing with the Commission and no stop order suspending the effectiveness of such registration statement, any post-effective amendment thereto or any part of the foregoing has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission before the execution and delivery of this Agreement, is hereinafter called the

“Basic Prospectus”; each preliminary prospectus relating to the Shares (including any preliminary prospectus supplement and related base prospectus) filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the final prospectus relating to the Shares, in the form filed with the Commission pursuant to Rule 424(b) under the Act pursuant to Section 6(a) hereof, together with the base prospectus attached thereto, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus (or, in the case of any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as of the date of the prospectus supplement forming part thereof); any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed after the time of filing of the Basic Prospectus, such Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
(b)    (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder;
(c)    For the purposes of this Agreement, the “Applicable Time” is 9:10 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the

Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 10(b) of this Agreement);
(d)    The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder;
(e)    Each of the Registration Statement, each Preliminary Prospectus and the Pricing Prospectus conforms, and the Prospectus and any further amendments or supplements to the Registration Statement, the Pricing Prospectus and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and none of the foregoing did, does or will, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to any such Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, as applicable, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;
(f)    Neither of the Transaction Entities nor any of their respective subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Transaction Entities or their respective subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Transaction Entities to perform their respective obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;
(g)    The Transaction Entities and their respective subsidiaries will have good and marketable title in fee simple to, or a ground lease relating to, all of the real properties (the “Properties”) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, deeds of trust, pledges, claims, restrictions, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Transaction Entities and their respective subsidiaries; and any real property and buildings held under lease by the Transaction Entities and their respective subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Transaction Entities and their respective subsidiaries; no third party has any option or right of first refusal to purchase any Property or any portion thereof or interest therein, that is significant individually or in the aggregate, except as disclosed in the Pricing Prospectus and the Prospectus;
(h)    The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and to enter into and perform its obligations (i) under this Agreement and each of the Forward Sale Agreements and (ii) the Company has been duly qualified as a foreign corporation or other foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect;
(i)    The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, and has the power and authority necessary to own its properties and conduct its business as described in the Pricing Prospectus, and to enter into and perform its obligations (i) under this Agreement and (ii) the Operating Partnership has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification in such jurisdiction, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect, the General Partner (as defined below), is the sole general partner of the Operating Partnership and the Agreement of Limited Partnership of the Operating Partnership is in full force and effect, and the aggregate percentage interests of the Company, of the General Partner and the limited partners in the Operating Partnership will be as set forth in the Pricing Disclosure Package and the Prospectus;

(j)    Essential Properties OP G.P., LLC (the “General Partner”) has the power and authority, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement. The Company is and will be the sole member of the General Partner;
(k)    Each subsidiary of the Company (other than the Operating Partnership) has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;
(l)    The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Common Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;
(m)     (A) Any Company Shares issued and sold by the Company to the Underwriters hereunder and any Confirmation Shares will have been duly and validly authorized and, when issued and delivered by the Company pursuant to this Agreement or the Forward Sale Agreements, as applicable, against payment therefor as provided herein or therein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Company Shares is not subject to any preemptive or similar rights and (B) the OP Units to be issued have been duly and validly authorized for issuance by the Operating Partnership and, at the First Time of Delivery, will be validly issued; the issuance and sale by the Operating Partnership of the OP Units are exempt from the registration requirements of the Act and applicable state securities, real estate syndication and Blue Sky laws; the terms of the OP Units conform in all material respects to the description related thereto contained in the Pricing Disclosure Package and the Prospectus; and except as disclosed in the Pricing Disclosure Package and the Prospectus, (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other securities of the Operating Partnership;
(n)    The issue and sale of the Company Shares and the Confirmation Shares and the execution and delivery of, and the performance by the Transaction Entities and their respective subsidiaries (to the extent such entity is a party thereto) of their obligations under this Agreement and the Forward Sale Agreements and the consummation of the transactions contemplated herein and therein, as applicable, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Transaction Entities or any of their respective subsidiaries are a party or by which the Transaction Entities or any of their respective subsidiaries are bound or to which any of the property or assets of the Transaction Entities or any of their respective subsidiaries are subject, except, in the case of this clause (A) for such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the Organizational Documents (as defined below) of the Transaction Entities or any of their respective subsidiaries or (C) or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Transaction Entities or any of their respective subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Company Shares or the Confirmation Shares or the consummation of the transactions contemplated by this Agreement and the Forward Sales Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
“Organizational Documents” means the following, each as amended from time to time: (i) in the case of a corporation, its charter and bylaws; (ii) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (iii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (iv) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (v) in the case of any other entity, the organizational and governing documents of such entity.
(o)    Neither of the Transaction Entities nor any of their respective subsidiaries is (i) in violation of its Organizational Documents, (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Transaction Entities or any of their respective subsidiaries or any of their properties or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;
(p)    Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Transaction Entities or any of their respective subsidiaries is a party or of which any Property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;
(q)    Neither of the Transaction Entities is, and after the consummation of the transactions contemplated by this Agreement and the Forward Sale Agreements, neither of the Transaction Entities will be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
(r)    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act, (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act and (C) the Company is eligible to register the offer and sale of the Shares contemplated hereby on Form S-3 under the Act;
(s)    Grant Thornton LLP are independent public accountants with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder;
(t)    The Company and its subsidiaries (i) has taken all necessary actions to ensure that, within the time period required, the Company and its subsidiaries will maintain effective internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act and (ii) currently maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
(u)    Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(v)    The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that material information required to be disclosed by the Company and its subsidiaries in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding disclosure;
(w)    Each of this Agreement and the Forward Sale Agreements has been duly authorized, executed and delivered by the applicable Transaction Entities;
(x)    None of the Company, any of its subsidiaries, any of their respective directors or officers nor, to the knowledge of the Transaction Entities, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;
(y)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened;
(z)    None of the Company, any of its subsidiaries, any of their respective directors or officers nor, to the knowledge of the Transaction Entities, any agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, the Crimea Region, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of Zaporizhzhia and Kherson (each, a "Sanctioned Territory"); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder or the issuance and sale of any Confirmation Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or a Sanctioned Territory or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Territory;
(aa)    The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All pro forma financial statements or data, if any, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus comply with the requirements of the Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not included or incorporated by reference as required. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;
(bb)    The Transaction Entities and their respective subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including, without limitation, trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business as now operated, except where the failure to own or possess such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Transaction Entities nor any of their respective subsidiaries has received any notice of, nor is there any reasonable basis for, any claim of infringement, misappropriation, violation of or conflict with any such rights of others; the Transaction Entities and their respective subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets and confidential information owned, used or held for use by the Transaction Entities or any of their respective subsidiaries;

(cc)    Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for such noncompliance, as would not, individually or in the aggregate, have a Material Adverse Effect;
(dd)    The Transaction Entities and their respective subsidiaries possess all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Pricing Disclosure Package and the Prospectus (collectively, “Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; the Transaction Entities and their respective subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect;
(ee)    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or arrangements between either of the Transaction Entities or any of their respective subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require either of the Transaction Entities or any of their respective subsidiaries to file a registration statement under the Act with respect to any securities of the Company, the Operating Partnership or any of their respective subsidiaries; no person has the right, pursuant to any contract, agreement or arrangement, to have the offer and sale of any such securities to be registered under the Act pursuant to the Registration Statement;
(ff)    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and, except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither of the Transaction Entities nor any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each of the Transaction Entities and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Transaction Entities, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against either of the Transaction Entities or any of their respective subsidiaries and (iv) to the knowledge of the Transaction Entities, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting either of the Transaction Entities or their respective subsidiaries relating to Hazardous Materials or any Environmental Laws;
(gg)    Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Transaction Entities or one of their respective subsidiaries holds the lessor’s interest under the leases with any tenants occupying each Property (collectively, the “Leases”); except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither of the Transaction Entities nor any of their respective subsidiaries, nor, to the knowledge of the Transaction Entities, any other party to any Lease, is in breach or default of any such Lease; and (ii) to the knowledge of the Transaction Entities, no event has occurred or has been threatened in writing, that, with or without the passage of time or the giving of notice, or both, would, individually or in the aggregate, constitute an event of default under any Lease or would permit the termination, modification or acceleration under such Lease;
(hh)    Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither of the Transaction Entities nor any of their respective subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any Property; except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect; neither of the Transaction Entities nor any of their respective subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change, and neither of the Transaction Entities nor any of their subsidiaries has received written notice of any such threatened condemnation or zoning change, that, in either case, if consummated, would, individually or in the aggregate, have a Material Adverse Effect;
(ii)    Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no mortgages encumbering the Properties are or will be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Transaction Entities or any of their respective subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Transaction Entities or any of their respective subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Transaction Entities or any of their respective subsidiaries;
(jj)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed (except where the failure to file would not,

individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries that, individually or in the aggregate, has had a Material Adverse Effect; neither of the Transaction Entities nor any of their respective subsidiaries have notice or knowledge of any unpaid tax deficiency that, if determined adversely to the Company or its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect;
(kk)    Each of the Transaction Entities and their respective subsidiaries are entitled to the benefits of insurance with financially sound and reputable insurers, in such amounts and covering such risks as are customary in the business in which they are engaged, and all such insurance is in full force and effect; neither of the Transaction Entities has any reason to believe that it or any of its respective subsidiaries will not be able to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not, individually or in the aggregate, have a Material Adverse Effect; neither of the Transaction Entities nor any of their respective subsidiaries has been denied any insurance coverage which it has sought or for which it has applied; without limiting the generality of the foregoing, except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Transaction Entities and their respective subsidiaries, directly or indirectly, have obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in such amounts as is adequate for the conduct of its business and the value of its Properties and is prudent and customary for companies engaged in similar businesses;
(ll)    Commencing with its taxable year ending December 31, 2018, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for such taxable year and thereafter; all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus are true, complete and correct in all material respects;
(mm)    Neither of the Transaction Entities nor any of their subsidiaries nor, to the knowledge of the Transaction Entities, any of their affiliates has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (except that the Company makes no representation in this clause (mm) as to any activities of the Underwriters or their respective affiliates);
(nn)    Except pursuant to the terms of the indebtedness described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the

Prospectus, (i) the Company is not prohibited, directly or indirectly, from making any distributions to its stockholders, (ii) the Operating Partnership is not prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interests, or from repaying the Company for any loans or advances made by the Company to the Operating Partnership, and (iii) no other subsidiary of either of the Transaction Entities is currently prohibited from paying any dividends or distributions directly or indirectly to the Transaction Entities, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying, directly or indirectly, to the Transaction Entities any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets directly or indirectly to the Transaction Entities or any other subsidiary of the Transaction Entities;
(oo)    All statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Transaction Entities believe to be reliable and accurate in all material respects;
(pp)    The Agreement of Limited Partnership of the Operating Partnership has been duly authorized by the Company and the General Partner and is a valid and binding agreement of the Company, the General Partner and the Operating Partnership, enforceable against each of the Company, the General Partner and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law;
(qq)    There are no contracts or documents that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required;
(rr)    The Transaction Entities have no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act);
(ss)    No labor dispute with the employees of the either of the Transaction Entities or any of their respective subsidiaries exists or, to the knowledge of the Transaction Entities, is imminent, and the Transaction Entities are not aware of any existing or imminent labor disturbance by the employees of any of its material tenants, which, in either case, would have a Material Adverse Effect;
(tt)    The Shares and the Confirmation Shares have been approved for listing on the New York Stock Exchange (the “NYSE”), subject to notice of issuance;

(uu)    Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, the Company has not granted to any person or entity a stock option or other equity-based award to purchase Common Stock, pursuant to an equity-based compensation plan or otherwise;
(vv)    No relationship, direct or indirect, exists between or among either of the Transaction Entities on the one hand, and the trustees, directors, officers, stockholders or other equity holders, customers or suppliers of the Transaction Entities on the other hand, which is required to be described in the Registration Statement, Pricing Disclosure Package or the Prospectus which is not so described;
(ww)    Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither of the Transaction Entities nor any of their respective subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intends to use any of the proceeds from the sale of the Shares or Confirmation Shares to repay any outstanding debt owed to any affiliate of any Underwriter;
(xx)    (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and any of its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and any of its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor any of its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and any of its subsidiaries have implemented controls, policies, procedures and technological safeguards to maintain and protect, in all material respects, the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not have a Material Adverse Effect on the Company and any of its subsidiaries, taken as a whole. Except as would not have a Material Adverse Effect on the Company and any of its subsidiaries, taken as a whole, the Company and any of its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and
(yy)    Neither the Company nor the Operating Partnership has (i) engaged in any Testing-the-Waters Communication or (ii) authorized anyone other than the Representatives to engage in Testing-the-Waters Communications; the Company has not distributed any Written Testing-the-Waters Communications.

Any certificate signed by any officer of the Transaction Entities or any of their respective subsidiaries delivered to the Representatives, the Forward Purchasers or the Forward Sellers or to counsel for the Underwriters, the Forward Purchasers or the Forward Sellers shall be deemed a representation and warranty by such Transaction Entity or such subsidiary to each Underwriter, each Forward Purchaser and each Forward Seller as to the matters covered thereby.
2.    Representations and Warranties by Each of the Forward Sellers. Each of the Forward Sellers represents and warrants to each Underwriter, the Company and the Operating Partnership that:
(a) This Agreement has been duly authorized, executed and delivered by such Forward Seller.
(b) The applicable Initial Forward Sale Agreement between the Company and the related Forward Purchaser has been duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.
(c) Each Additional Forward Sale Agreement, if any, between the Company and the related Forward Purchaser will be duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, will constitute a legal, valid and binding obligation of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.
(d) Such Forward Seller shall, at the First Time of Delivery or Second Time of Delivery (as defined below), as applicable, have the free and unqualified right to transfer any Borrowed Shares, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming that each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Borrowed Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.
3.    Subject to the terms and conditions herein set forth, (a) the Company (with respect to any Company Top-Up Firm Shares) and each of the Forward Sellers (with respect to the Borrowed Firm Shares), severally and not jointly, agrees to sell the Shares to each of the Underwriters as provided in this Agreement, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company (with respect to any Company Top-Up Firm Shares) and each of the Forward Sellers (with respect to the Borrowed Firm Shares), at a purchase price per share of $30.9120, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the option to purchase Optional Shares as provided below, the Company (with respect to any Company Top-Up Optional Shares) and each of the Forward Sellers (with respect to the Borrowed Optional Shares), severally and not jointly, agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company (with respect to any Company Top-Up Optional Shares) and each of the Forward Sellers (with respect to the Borrowed Optional Shares), at the purchase price per share set forth in clause (a) of this Section 3 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder. The obligations of the Forward Sellers to sell the Borrowed Firm Shares under this Agreement are several and not joint. Each Forward Seller’s obligations extend solely to the respective number of Borrowed Firm Shares set forth opposite the name of such Forward Seller in Schedule I under the heading “Number of Borrowed Firm Shares to be Sold” at the Purchase Price.
The Company (with respect to any Company Top-Up Optional Shares) and each of the Forward Sellers (with respect to the Borrowed Optional Shares), severally and not jointly, hereby grant to the Underwriters the right to purchase at their election up to 1,630,434 Optional Shares, at the purchase price per share set forth in the paragraph above. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and each of the Forward Sellers, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you, the Company and each of the Forward Purchasers and the Forward Sellers otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
Following the delivery of an exercise notice, (a) the Company agrees that it will use its commercially reasonable efforts to, within one business day after such notice is given, execute and deliver to the Forward Purchasers additional letter agreements between the Company and each of the Forward Purchasers (the “Additional Forward Sale Agreements”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Additional Forward Sale Agreements), of a number of shares of Common Stock equal to the aggregate number of Optional Shares being purchased by the Underwriters from the Forward Sellers pursuant to the exercise of such option, on terms substantially similar to the Initial Forward Sale Agreements, mutatis mutandis, as agreed by the parties. Upon the Company’s execution and delivery to the Forward Purchasers of such Additional Forward Sale Agreements, each Forward Seller (or, in the case of any Company Top-Up Optional Shares, the Company), severally and not jointly, hereby agrees to sell to the several Underwriters such number of Optional Shares at the price set forth above. The obligations of the Forward Sellers to sell the Borrowed Optional Shares under this Agreement are several and not joint. Each Forward Seller’s obligations extend solely to the number of Borrowed Optional Shares it has agreed to sell, which shall be not more than the number set forth opposite the name of such Forward Seller in Schedule I under the heading “Maximum Number of Borrowed Optional Shares to be Sold.”
(b) If the Additional Forward Sale Agreements are not executed and delivered by the Company pursuant to clause (a) above, then, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters the aggregate number of Optional Shares with respect to which the option is being exercised at the price set forth above.
(c) If (i) any of the representations and warranties of the Company contained herein or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Time or any Time of Delivery, as the case may be, as if made as of the Closing Time or such Time of Delivery, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement or the Forward Sales Agreements on or prior to the Closing Time or such Time of Delivery, (iii) any of the conditions set forth in Section 9 hereof have not been satisfied on or prior to the Closing Time or such Time of Delivery, (iv) this Agreement shall have been terminated pursuant to Section 13 hereof on or prior to the Closing Time or such Time of Delivery or the Closing Time or such Time of Delivery shall not have occurred, (v) any of the conditions set forth in Paragraph 7(a) of the Forward Sale Agreements shall not have been satisfied on or prior to the Closing Time or such Time of Delivery or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreements are not true and correct as of the Closing Time or such Time of Delivery as if made as of the Closing Time or such Time of Delivery (clauses (i) through (vi), together, the “Conditions”), then each Forward Seller, in its sole discretion, may elect not to (or in the case of clause (iv), will not) borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date. In addition, in the event a Forward Seller determines that (A) it or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale a number of Borrowed Shares equal to the number of Borrowed Shares that it has agreed to sell and deliver in connection with establishing a commercially reasonable hedge position or (B) in its commercially reasonable judgment either it is impracticable to do so or it or its affiliate would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters at the Closing Time or any Time of Delivery, as the case may be, the aggregate number of shares of Common Stock that such Forward Seller or its affiliates is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.
(d) In the event that any Forward Seller elects not to, or is otherwise not required to, borrow and deliver any Borrowed Shares for sale to the Underwriters pursuant to Section 3 hereof at the Closing Time or the Time of Delivery, as applicable, then such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 9:00 a.m., New York City time, at the Closing Time or such Time of Delivery, as the case may be, and the Company shall issue and sell to the Underwriters, in whole but not in part, an aggregate number of Shares equal to the number of Borrowed Shares deliverable by such Forward Seller hereunder that such Forward Seller does not so deliver and sell to the Underwriters. The Shares sold by the Company to the Underwriters pursuant to this Section 3(d): (i) in lieu of any Borrowed Firm Shares are herein referred to collectively as the “Company Top-Up Firm Shares” and (ii) in lieu of any Borrowed Optional Shares are herein referred to collectively as the “Company Top-Up Optional Shares.” In connection with any such issuance and sale by the Company, the Company and the Underwriters shall have the right to postpone the Closing Time or the Time of Delivery, as applicable, for one business day in order to effect any required changes in any documents or arrangements. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver any Company Shares prior to the business day following notice to the Company of the relevant number of Shares so deliverable in accordance with this paragraph.
(e) Neither any of the Forward Purchasers nor any of the Forward Sellers shall have any liability whatsoever for any Borrowed Shares that such Forward Seller does not deliver and sell to the Underwriters or any other party if such Forward Seller elects not to, or is otherwise not required to, borrow and deliver for sale such Borrowed Shares to the Underwriters pursuant to Section 3 hereof.
4.    Upon the authorization of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.
5.    (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, the Forward Purchasers and the Forward Sellers shall be delivered to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company (with respect to any Company Shares) or the Forward Sellers (with respect to the Borrowed Shares) to the Representatives at least forty-eight hours in advance. The Company or the Forward Sellers, if applicable, will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on February 19, 2026, or such other time and date as the Representatives, the Forward Purchasers, the Forward Sellers and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Forward Purchasers, the Forward Sellers and the Company may agree upon in writing (the “Closing Time”). Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the

Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(m) hereof, will be delivered at the offices of Latham & Watkins LLP at 355 South Grand Avenue, Los Angeles, California 90071 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day (as defined below) next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
6.    Each of the Transaction Entities, jointly and severally, agrees with each of the Underwriters, the Forward Purchasers and the Forward Sellers:
(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use every reasonable effort to obtain the withdrawal of such order; and, in the event of any such issuance of a notice of objection, promptly to take such steps (including, without limitation, amending the Registration Statement or filing a new registration statement), at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (and references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriter, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you, the Forward Purchasers and the Forward Sellers. If, at the Renewal Deadline, the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you, the Forward Purchasers and the Forward Sellers, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;
(c)    To use its commercially reasonable efforts to take such action as you, the Forward Purchasers and the Forward Sellers may reasonably request from time to time to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you, the Forward Purchasers and the Forward Sellers may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or entity or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject as of the date hereof;
(d)    Prior to 5:30 p.m., New York City time, on the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters, the Forward Purchasers and the Forward Sellers with electronic copies of the Prospectus and with written copies at such time or as soon as reasonably practicable thereafter in New York City in such quantities as you, the Forward Purchasers and the Forward Sellers may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required under the Act at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference therein in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter, each Forward Purchaser and each Forward Seller and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter, Forward Purchaser or Forward Seller is required under the

Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your, any Forward Purchaser or any Forward Seller request but at the expense of such Underwriter. Forward Purchaser or Forward Seller, to prepare and deliver to such Underwriter, Forward Purchaser or Forward Seller as many written and electronic copies as you, such Forward Purchaser or such Forward Seller may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
(e)    To make generally available to its securityholders as soon as practicable (which may be satisfied with the Commission’s Electronic Data Gathering, Analysis and Retrieval System or any successor thereto), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
(f)    During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the prospectus supplement forming part of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise without your prior written consent; provided that the foregoing clause shall not apply to (A) the Shares and Confirmation Shares to be sold hereunder or pursuant to any Forward Sale Agreement, (B) any shares of Common Stock issued pursuant to forward sale agreements outstanding on the date hereof, (C) any shares of Common Stock sold under the Company’s existing “at-the-market” common equity offering program after the earlier of 30 calendar days after the date hereof or the date immediately following the date on which the Underwriters exercise their option to purchase the Optional Shares in full, (D) shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (including OP Units) issued by the Company or the Operating Partnership, (E) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including OP Units) issued or granted pursuant to any equity incentive plan of the Company or the Operating Partnership referred to in the Pricing Disclosure Package, (F) any shares of Common Stock issued upon the conversion, exchange or exercise of securities convertible into or exercisable or exchangeable for shares of Common Stock outstanding as of the date of this Agreement, (G) any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (including OP Units), in the aggregate not to exceed 15% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (assuming full conversion, exchange or exercise of all outstanding securities convertible into or exercisable or exchangeable for shares of Common Stock (including OP Units)), issued in connection with property acquisitions, mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions, provided, however, that the recipient of such shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock shall be required to execute a lock-up letter, in substantially the form attached as Annex II hereto relating to the term of the 30-day period, (H) the filing of any prospectus supplement relating to an “at-the-market” common equity offering program that the Company has established or may establish, provided that sales thereunder do not take place on or before the date that is the earlier of 30 calendar days after the date hereof or the date immediately following the date on which the Underwriters exercise their option to purchase the Optional Shares in full, and (I) the filing of a registration statement in respect of a dividend reinvestment plan of the Company and any shares of common stock issued pursuant thereto or the filing of a registration statement relating to the equity incentive plan of the Company and the Operating Partnership referred to in the Pricing Prospectus;
(g)    During the period when a Prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, the Transaction Entities will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and its rules and regulations;
(h)    To use the net proceeds received by it from the sale of the Company Shares pursuant to this Agreement and the sale of any Confirmation Shares pursuant to the Forward Sale Agreements in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;
(i)    To use its commercially reasonable efforts to list for trading, subject to official notice of issuance, the Shares and the Confirmation Shares on the NYSE;
(j)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and
(k)    Upon request of any Underwriter, Forward Purchaser or Forward Seller to furnish, or cause to be furnished, to such Underwriter, Forward Purchaser or Forward Seller an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter, Forward Purchaser or Forward Seller for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
7.    (a)    The Company represents and agrees that, without the prior consent of the Representatives, the Forward Purchasers and the Forward Sellers, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company, the Forward Purchasers, the Forward

Sellers and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company, the Forward Purchasers, the Forward Sellers and the Representatives is listed on Schedule II(a) or Schedule II(b) hereto;
(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;
(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives, the Forward Purchasers and the Forward Sellers and, if requested by the Representatives, Forward Purchasers or Forward Sellers, will prepare and furnish without charge to each Underwriter, each Forward Purchaser and each Forward Seller an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information; and
(d)    The Company will use its best efforts to continue to qualify as a REIT under the Code for so long as its board of directors determines it is in the Company’s best interest to so qualify.
8.    The Transaction Entities, jointly and severally, covenant and agree with the several Underwriters, the Forward Purchasers and the Forward Sellers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters, the Forward Purchasers and the Forward Sellers in connection with such qualification and in connection with the Blue Sky survey (which fees and disbursements of counsel shall not exceed $10,000); (iv) all fees and expenses in connection with listing the Shares and the Confirmation Shares on the NYSE; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters, the Forward Purchasers and the Forward Sellers in connection with matters related to FINRA (which fees and disbursements of counsel shall not exceed $5,000); (vi)

the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters, the Forward Purchasers and the Forward Sellers will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
9.    The obligations of the Underwriters, the Forward Purchasers and the Forward Sellers hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Transaction Entities herein or in certificates of any officer of either of the Transaction Entities or any of their respective subsidiaries delivered pursuant to the provisions hereof are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Transaction Entities shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:
(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been issued or received; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
(b)    Latham & Watkins LLP, counsel for the Underwriters, the Forward Purchasers and the Forward Sellers, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information from the Transaction Entities as they may reasonably request to enable them to pass upon such matters;
(c)    Sidley Austin LLP, counsel for the Transaction Entities, shall have furnished to you, the Forward Purchasers and the Forward Sellers one or more written opinions, dated such Time of Delivery, to the effect set forth on Annex I-A hereto;

(d)     Venable LLP, special counsel for the Company, shall have furnished to you, the Forward Purchasers and the Forward Sellers their written opinion, dated such Time of Delivery, to the effect set forth on Annex I-B hereto;
(e)    At the time of the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Company shall have furnished to you, the Forward Purchasers and the Forward Sellers a certificate executed by the Chief Financial Officer of the Company, dated the respective dates of delivery thereof, with respect to certain financial data contained in the Registration Statement, Prospectus and the Pricing Disclosure Package providing “management comfort” with respect to such information, to the effect set forth on Annex 1-C hereto;
(f)    At the time of the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Grant Thornton LLP shall have furnished to you, the Forward Purchasers and the Forward Sellers a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Underwriters, the Forward Purchasers and the Forward Sellers;
(g)    (i) Neither of the Transaction Entities nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company, the Operating Partnership or any of their respective subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Transaction Entities to perform their obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment, or the judgment of the Forward Purchasers or the Forward Sellers so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(h)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded to the debt securities of each of SCF RC Funding I

LLC’s, SCF RC Funding II LLC’s and SCF RC Funding III LLC’s (collectively, the “Master Trust Issuers”) by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Master Trust Issuers’ debt securities;
(i)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment or the judgment of the Forward Purchasers or Forward Sellers makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(j)    The Shares to be sold at such Time of Delivery and the Confirmation Shares, if applicable, shall have been duly listed for trading, subject to official notice of issuance, on the NYSE;
(k)    The Company shall have obtained and delivered to the Underwriters, the Forward Purchasers and the Forward Sellers executed copies of an agreement from each officer, director and stockholder of the Company listed on Annex II-A hereto, substantially to the effect set forth in Annex II hereof;
(l)    The Company shall have complied with the provisions of Section 6(d) hereof with respect to the furnishing of prospectuses; and
(m)    The Transaction Entities shall have furnished or caused to be furnished to you, the Forward Purchasers and the Forward Sellers at such Time of Delivery certificates of officers of such Transaction Entity satisfactory to you as to the accuracy of the representations and warranties of each of the Transaction Entities herein at and as of such Time of Delivery, as to the performance by each of the Transaction Entities of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you, the Forward Purchasers and the Forward Sellers may reasonably request.
10.    (a) The Transaction Entities, jointly and severally, will indemnify and hold harmless each Underwriter, each Forward Purchaser and each Forward Seller against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, Forward

Purchaser or Forward Seller may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, Forward Purchaser and Forward Seller for any legal or other expenses reasonably incurred by such Underwriter, Forward Purchaser or Forward Seller in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Transaction Entities shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with the Underwriter Information.
(b)    Each Underwriter, severally but not jointly, will indemnify and hold harmless the Transaction Entities against any losses, claims, damages or liabilities to which the Transaction Entities may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with the applicable Underwriter’s Underwriter Information; and will reimburse the Transaction Entities for any legal or other expenses reasonably incurred by the Transaction Entities in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Transaction Entities by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the fifth paragraph under the caption “Underwriting”, and the information contained in the twenty-second paragraph under the caption “Underwriting”.
(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 10. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)    If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transaction Entities on the one hand and the Underwriters, the Forward Purchasers and the Forward Sellers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriters, the Forward Purchasers and the Forward Sellers on the other shall be deemed to be in the same proportion as (x) the total net proceeds from the offering (before deducting expenses) received by the Company (including the proceeds to be received by the Company pursuant to the Forward Sale Agreements, assuming Physical Settlement (as defined in the Forward Sale Agreements) of the Forward Sale Agreement), bear to (y) the total underwriting discount received by the

Underwriters, in each case as set forth in the table on the cover page of the Prospectus and (z) in the case of the Forward Seller and the Forward Purchaser, the Spread (as defined in the Forward Sale Agreements) retained by the Forward Purchasers under the Forward Sale Agreements, net of any costs associated therewith, as reasonably determined by the Forward Purchasers, as set forth in the Forward Sale Agreements. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either of the Transaction Entities on the one hand or the Underwriters, the Forward Purchasers or the Forward Sellers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Transaction Entities, the Underwriters, the Forward Purchasers and the Forward Sellers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters, the Forward Purchasers and the Forward Sellers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the Forward Purchasers and the Forward Sellers shall not be required to contribute an amount in excess of the aggregate Spread retained by the Forward Purchasers under the Forward Sale Agreements. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’, Forward Purchasers’ and Forward Sellers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
(e)    The obligations of the Transaction Entities under this Section 10 shall be in addition to any liability which the Transaction Entities may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter, each Forward Purchaser and each Forward Seller, each person, if any, who controls any Underwriter, any Forward Purchaser or any Forward Seller within the meaning of the Act and each broker-dealer affiliate of any Underwriter, any Forward Purchaser or any Forward Seller; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.
11.    (a)    If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company, the Forward Purchasers and the Forward Sellers that you have so arranged for the purchase of such Shares, or the Company notifies you, the Forward Purchasers and the Forward Sellers that it has so arranged for the purchase of such Shares, you, the Forward Purchasers, the Forward Sellers or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
12.    The respective indemnities, agreements, representations, warranties and other statements of the Transaction Entities and the several Underwriters, Forward Purchasers and Forward Sellers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, Forward Purchaser or Forward Seller or any controlling person of any Underwriter, Forward Purchaser or Forward Seller, or the Transaction Entities, or any officer or director or controlling person of the Transaction Entities, and shall survive delivery of and payment for the Shares.
13.    If this Agreement shall be terminated pursuant to Section 11 or Section 9(i)(i), (iii), (iv) or (v) hereof, the Transaction Entities shall not then be under any liability to any Underwriter, Forward Purchaser or Forward Seller except as provided in Sections 8 and 10 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Transaction Entities will reimburse the Underwriters, the Forward Purchasers and the Forward Sellers through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Transaction Entities shall then be under no further liability to any Underwriter, Forward Purchaser or Forward Seller except as provided in Sections 8 and 10 hereof.
14.    In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters or Forward Sellers shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, Email: dg.ecm_execution_services@bofa.com, with a copy to ECM Legal, Email: dg.ecm_legal@bofa.com; and Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Equity Capital Markets, Email: USECM@mizuhogroup.com; Truist Securities, Inc., 740 Battery Ave SE, 3rd Floor, Atlanta, Georgia 30339, Attention Equity Capital Markets or by email at TruistSecurities.prospectus@Truist.com; Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, facsimile number 1-212-214-5918; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Peter M. Mavoides; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(f) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, Email: dg.ecm_execution_services@bofa.com, with a copy to ECM Legal, Email: dg.ecm_legal@bofa.com; and Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Equity Capital Markets, Email: USECM@mizuhogroup.com; Truist Securities, Inc. 740 Battery Ave SE, 3rd Floor, Atlanta, Georgia 30339, Attention Equity Capital Markets or by email at

TruistSecurities.prospectus@Truist.com; Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, facsimile number 1-212-214-5918; if to the Forward Purchasers, Bank of America, N.A. at One Bryant Park, New York, New York 10036, Attention: Rohan Handa, with a copy to ECM Legal, Email: dg.ecm_legal@bofa.com; and Mizuho Markets Americas LLC at 1271 Avenue of the Americas, New York, New York 10020, Email: Derivs-EQNoticesUS@Mizuhogroup.com, Attention: US Equity Derivatives Notices, (Fax: (646) 949-9531); Truist Bank, 740 Battery Ave SE, 3rd Floor, Atlanta, Georgia 30339, Attention: Equity Syndicate Department, dl.atm.offering@truist.com, with a copy to Rakesh Mangat, Managing Director, email: rakesh.mangat@truist.com; Wells Fargo Bank, National Association at 500 West 33rd Street, 14th Floor, New York, New York 10001, Email: corporatederivativenotifications@wellsfargo.com, Attention: Equity Syndicate Department, (Fax: (212) 214- 5918); and, if to any person subject to the Lock-Up Period pursuant to the lockup letters described in Section 9(k), shall be delivered or sent by mail, telex or facsimile transmission to the address of such person set forth in the signature page to the lock-up letter executed by such person. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
The Company hereby acknowledges that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
15.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Transaction Entities, the Forward Purchasers, the Forward Sellers and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Transaction Entities, the officers and directors of each Underwriter, Forward Purchaser and Forward Seller and each person who controls the Transaction Entities or any Underwriter, Forward Purchaser or Forward Seller, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
16.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
17.    Each of the Transaction Entities acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company on the one hand and the several Underwriters, Forward Purchasers and Forward Sellers on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter, Forward Purchaser and Forward Seller is acting solely as a principal and not the agent or fiduciary of the Transaction Entities, (iii) no Underwriter, Forward Purchaser or Forward Seller has assumed an advisory or fiduciary responsibility in favor of the Transaction Entities with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter, Forward Purchaser or Forward Seller has advised or is currently advising the

Transaction Entities on other matters) or any other obligation to the Transaction Entities except the obligations expressly set forth in this Agreement and (iv) each of the Transaction Entities have consulted their own legal and financial advisors to the extent they deem appropriate. Each of the Transaction Entities agree that it will not claim that the Underwriters, Forward Purchasers, Forward Sellers or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Transaction Entities, in connection with the offering contemplated hereby or the process leading thereto.
18.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Transaction Entities and the Underwriters, Forward Purchasers and Forward Sellers, or any of them, with respect to the subject matter hereof.
19.    This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. Each of the Transaction Entities agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.
20.    The Transaction Entities and each of the Underwriters, Forward Purchasers and Forward Sellers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
21.    Recognition of the U.S. Special Resolution Regimes.
(a) In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b) In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For the purposes of this Section 21, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
22.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
23.    Notwithstanding anything herein to the contrary, the Transaction Entities are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Transaction Entities relating to that treatment and structure, without the Underwriters, Forward Purchasers or Forward Sellers imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, each Forward Purchaser and each Forward Seller this letter shall constitute a binding agreement among each of the Underwriters, the Forward Purchasers, the Forward Sellers and the Transaction Entities. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Transaction Entities for examination upon request, but without warranty on your part as to the authority of the signers thereof.
[Signature Page Follows]

Very truly yours,

Essential Properties Realty Trust, Inc.

By: /s/ Robert W. Salisbury

Name: Robert W. Salisbury
Title: Executive Vice President,
Chief Financial Officer and Corporate Secretary

Essential Properties, L.P.

By: Essential Properties OP G.P., LLC, its general partner

By: /s/ Robert W. Salisbury

Name: Robert W. Salisbury
Title: Executive Vice President,
Chief Financial Officer and Corporate Secretary

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

BofA Securities, Inc.

By: /s/ Jeffrey Horowitz
Name: Jeffrey Horowitz
Title: Global Chair of Real Estate, Gaming & Lodging Investment Banking

Bank of America, N.A.

By: /s/Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

Mizuho Securities USA LLC

By: /s/ Ivana Rupcic-Hulin
Name: Ivana Rupcic-Hulin
Title: Managing Director

Mizuho Markets Americas LLC

By: /s/ Matthew E. Chiavaroli
Name: Matthew E. Chiavaroli
Title: Authorized Signatory
[Signature Page to Underwriting Agreement]

Truist Securities, Inc.

By: /s/ Justin Bowman
Name: Justin Bowman
Title: Managing Director

Truist Bank

By: /s/ West Riggs
Name: West Riggs
Title: Managing Director

Wells Fargo Securities, LLC

By: /s/ Rohit Mehta
Name: Rohit Mehta
Title: Managing Director

Wells Fargo Bank, National Association

By: /s/ Kevin Brillhart
Name: Kevin Brillhart
Title: Managing Director
[Signature Page to Underwriting Agreement]

SCHEDULE I

Total Number of
Firm Shares
to be Purchased
Underwriter
BofA Securities, Inc	2,282,610
Mizuho Securities USA LLC	1,576,087
Truist Securities, Inc.	1,086,956
Wells Fargo Securities, LLC	978,261
TD Securities (USA) LLC	706,520
Goldman Sachs & Co. LLC	597,826
Morgan Stanley & Co. LLC	597,826
Capital One Securities, Inc.	489,130
Scotia Capital (USA) Inc.	434,783
Barclays Capital Inc.	380,435
BMO Capital Markets Corp.	380,435
Citigroup Global Markets Inc.	380,435
BNP Paribas Securities Corp.	217,391
Stifel, Nicolaus & Company, Incorporated	271,739
Huntington Securities, Inc.	163,043
Raymond James & Associates, Inc.	108,696
Regions Securities LLC	108,696
WR Securities, LLC	108,696

Total	10,869,565
SC-I-1

Name of Forward Sellers	Number of Borrowed Firm Shares to be Sold	Maximum Number of Borrowed Optional Shares to be Sold
Bank of America, N.A	2,717,392	407,609
Mizuho Markets Americas LLC	2,717,391	407,609
Truist Bank.	2,717,391	407,608
Wells Fargo Bank, National Association	2,717,391	407,608
SC-I-1

SCHEDULE II
(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:
None
(b) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:
The initial public offering price per share for the Shares is $32.20
The number of Shares purchased by the Underwriters is 10,869,565.
SC-II-1

ANNEX I-A
FORM OF OPINION OF SIDLEY AUSTIN LLP

ANNEX I-B
FORM OF OPINION OF VENABLE LLP
3

ANNEX I-C
FORM OF CHIEF FINANCIAL OFFICER CERTIFICATE
CERTIFICATE OF THE CHIEF FINANCIAL OFFICER OF ESSENTIAL PROPERTIES REALTY TRUST, INC.
[ ò ], 2026
Reference is made to the Underwriting Agreement, dated February 17, 2026 (the “Underwriting Agreement”), among Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), Essential Properties, L.P., a Delaware limited partnership, and BofA Securities, Inc., Mizuho Securities USA LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC as representatives of the underwriters named in Schedule I thereto (the “Representatives”). Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.
I, Robert W. Salisbury, the Chief Financial Officer, Executive Vice President and Secretary of the Company, in connection with the sale to the Underwriters of the Shares pursuant to (i) the Registration Statement, (ii) the Pricing Disclosure Package, (iii) the Prospectus and (iv) the Underwriting Agreement, do hereby certify, in my capacity as Chief Financial Officer and not in my individual capacity, that:
1)I am the duly elected, qualified and acting Chief Financial Officer of the Company and am providing this certificate to the Representatives based on my examination of the Company’s financial records and schedules.
2)I have read the Registration Statement, the Pricing Disclosure Package and the Prospectus.
3)I have supervised the compilation of and reviewed the circled information contained on certain pages of periodic reports filed by the Company with the Commission and incorporated by reference into the Prospectus, which pages are attached hereto as Exhibit A.
4)The circled information in Exhibit A hereto is derived from the Company’s financial records and schedules and is correct, complete and accurate in all material respects.
5)I have supervised the compilation of and reviewed the circled information contained on certain pages of the Registration Statement, the Pricing Disclosure Package and
4

the Prospectus attached hereto as Exhibit B.
6)The circled information in Exhibit B hereto is derived from the Company’s financial records and schedules and is correct, complete and accurate in all material respects.
7)This certificate is to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Shares covered by the Registration Statement, the Pricing Disclosure Package and the Prospectus.
This certificate is being furnished to the Representatives pursuant to Section 9(e) of the Underwriting Agreement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose. Each of Sidley Austin LLP and Latham & Watkins LLP is entitled to rely on this certificate in connection with the opinions that each firm is rendering pursuant to the Underwriting Agreement, and each of the underwriters are entitled to rely on this certificate in connection with the offering.
[Signature Page Follows]
5

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate on behalf of the Company as of the date first written above.

Very truly yours,

Essential Properties Realty Trust, Inc.

By:

Name: Robert W. Salisbury
Title: Chief Financial Officer, Executive
Vice President and Secretary
[Signature Page to CFO Certificate]

ANNEX II
Form of Lock-Up Letter
Essential Properties Realty Trust, Inc.
Lock-Up Agreement
[ ò ], 2026
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020
Truist Securities, Inc.
740 Battery Ave SE, 3rd Floor
Atlanta, Georgia 30339
Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001
Re: Essential Properties Realty Trust, Inc. - Lock-Up Agreement
Ladies and Gentlemen:
The undersigned understands that BofA Securities, Inc., Mizuho Securities USA LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (collectively, the “Representatives”) propose to enter into an Underwriting Agreement with Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), and Essential Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), providing for a public offering of the common stock, $0.01 par value per share (the “Common Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).
In consideration of the agreement by the Representatives to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 30 days after the date of the final prospectus supplement used to sell the Shares (the “Lock-Up Period”), the undersigned will not, without having received a prior written waiver from the Representatives, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired (subject to clause (vi) below), owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares"). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.
Notwithstanding the foregoing, the undersigned may make the following transfers or pledges of the Undersigned’s Shares:
(i) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar business combination transaction that is made to all holders of Common Stock and involves a Change of Control occurring after the date of the final prospectus supplement used to sell the Shares; provided, however, that (x) such Change of Control is approved by the Company’s board of directors; and (y) if such Change of Control is not consummated, the Undersigned’s Shares shall, for the avoidance of doubt, remain subject to the restrictions contained in this Lock-Up Agreement; or
(ii) any bona fide gift or gifts; or
(iii) any transfer to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or
(iv) if the undersigned is not an individual, any transfers or pledges to (a) a partner, member, stockholder or holder of another equity interest, as the case may be, of the undersigned (including for the avoidance of doubt, any dividend or distribution-in-kind of the Common Stock to such persons), or (b) the undersigned’s subsidiaries, affiliates or any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned; or
(v) dispositions of shares of Common Stock to the Company solely to satisfy tax withholding obligations in connection with equity awards that were granted pursuant to equity incentive plans that are described in the final prospectus supplement used to sell the Shares; or
(vi) any transfer of shares of Common Stock acquired by the undersigned in open market or privately negotiated purchases after the closing of the public offering; or
(vii) if the undersigned is a director or executive officer of the Company: (a) sales pursuant to a written trading plan designed to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) existing on the date hereof, provided that if such sales are required to be reported on Form 4 pursuant to Section 16(a) of the Exchange Act during the Lock-Up Period, or the undersigned voluntarily effects any public filing or report regarding such sales during the Lock Up Period, then the undersigned shall disclose in such filing or report that such sale was made pursuant to an existing Rule 10b5-1(c) trading plan; or (b) the establishment by the undersigned of a written trading plan designed to comply with Rule 10b5-1(c) of the Exchange Act, provided that no sales or other dispositions may occur under such plan until the expiration of the Lock-Up Period; or
(viii) transactions concerning an index or basket of securities in which shares of Common Stock comprise less than two percent of the total value of such index or basket; provided that any such transaction may not involve the Undersigned’s Shares owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC as of the closing of the public offering; or
(ix) if the undersigned is an entity, the pledge, hypothecation or other granting of a security interest in Common Stock or securities convertible into or exchangeable for Common Stock to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such Common Stock or such securities; or
(x) to the Representatives pursuant to the Underwriting Agreement;
provided, however, that:
(A) in the case of clauses (ii), (iii) and (iv), such transfer does not involve a disposition for value;
(B) in the case of clauses (ii), (iii), (iv), (viii) and (ix), (x) such transfer is not required to be publicly reported or disclosed (whether pursuant to Section 16 of the Exchange Act, Section 13 of the Exchange Act or otherwise) during the Lock-Up Period and (y) the undersigned does not voluntarily effect any public report, announcement or disclosure regarding such transfer during the Lock-Up Period, provided that this section (B) shall not apply to any transfer of less than two percent of the Undersigned’s Shares (a “Permitted Transfer”); and
(C) in the case of clauses (ii), (iii) and (iv), the Representatives shall have received, prior to such transfer, a lock-up agreement in the form hereof covering the balance of the Lock-Up Period and executed by each donee, trustee, distributee or transferee, as applicable, provided that this section (C) shall not apply to any Permitted Transfer.
For purposes of this Lock-Up Agreement:
(i) “Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar business combination transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Representatives pursuant to the public offering) theretofore not affiliates of the Company, of the Common Stock, where such person or group did not hold, immediately prior to such transfer, and, immediately after such transfer, would hold, a majority of the outstanding voting securities of the Company (or the surviving entity); and
(ii) “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.
The undersigned now has, and, except as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.
The undersigned understands that the Company and the Representatives are relying upon this Lock-Up Agreement in proceeding toward consummation of the public offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. Furthermore, the undersigned acknowledges and agrees that the Representatives have not provided any recommendation or investment advice nor have the Representatives solicited any action from the undersigned with respect to the public offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the public offering, the Representatives are not making a recommendation to you to enter into this Lock-Up Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives are making such a recommendation.
This Lock-Up Agreement (and, for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of: (i) the Representatives, on behalf of the Underwriters, on the one hand, or the Company, on the other hand, advising the other in writing prior to the execution of the Underwriting Agreement that they have or it has determined not to proceed with the public offering contemplated by the Underwriting Agreement; (ii) the registration statement filed with the SEC with respect to the public offering contemplated by the Underwriting Agreement is withdrawn; (iii) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) before the sale of any Shares to the Representatives; or (iv) March 31, 2026 (provided, however, that the Company may extend such date by up to three months, with written notice to the undersigned prior thereto), in the event the closing of the public offering shall not have occurred prior to such date.
Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title
[Lockup Agreement Signature Page]

ANNEX II-A
List
1.Joyce DeLucca
2.Scott Estes
3.Peter Mavoides
4.Larry Minich
5.Heather Neary
6.Stephen Sautel
7.Janaki Sivanesan
8.A. Joseph Peil
9.Max Jenkins
10.Robert W. Salisbury
11.Kristin Smallwood